Registration No. 333-

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                               JADE ART GROUP INC.
             (Exact name of registrant as specified in its charter)

                 Nevada                                71-1021813
      (State or other jurisdiction                  (I.R.S. Employer
   of incorporation or organization)               Identification No.)

                     #35, Baita Zhong Road, Yujiang County,
               Jiangxi Province, People's Republic of China 335200 (Address of Principal Executive Offices) (Zip Code)

                              Consulting Agreements
                            (Full title of the plans)

                      Hua-Cai Song, Chief Executive Officer
                             c/o Jade Art Group Inc.
                     #35, Baita Zhong Road, Yujiang County,
               Jiangxi Province, People's Republic of China 335200
                     (Name and address of agent for service)

                              (011) 86-701-5881082
          (Telephone number, including area code, of agent for service)

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                                                CALCULATION OF REGISTRATION FEE
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 Title of securities to be     Amount to be          Proposed maximum                Proposed maximum            Amount of
        registered              registered      offering price per share (1)     aggregate offering price     registration fee

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
Common Stock, $.001 par
value                           5,000,000                  $0.30                        $1,500,000                $ 46.05
------------------------------------------------------------------------------------------------------------------------------

      (1) This Registration Statement covers the resale of an aggregate of 5,000,000 shares of common stock, $0.001 par value, of Jade Art Group Inc. (the "Company") issued under consulting agreements.

      (2) Estimated solely for the purpose of calculating the proposed maximum aggregate offering price and the registration fee pursuant to Rule 457(h)(1) of the Securities Act, based upon the last trade price for Company's common stock of $0.30, as reported on the OTC Bulletin Board on November 28, 2007.

================================================================================

PROSPECTUS

                               JADE ART GROUP INC.

                        5,000,000 shares of Common Stock

      This prospectus relates to 5,000,000 shares of our common stock, $.001 par value (the "Consultant Shares"), awarded to consultants identified elsewhere in this prospectus under "Selling Security Holders."

      The Consultant Shares are being offered for resale in the public market by the selling security holders, acting by themselves or through brokers and dealers, at prevailing market prices or in transactions at negotiated prices. We will not receive any proceeds from the sale of the Consultant Shares, but will bear the costs relating to the registration thereof other than brokerage commissions and expenses, if any, which will be paid by the selling security holders.

      The Consultant Shares were issued by us in private, unregistered sales to the selling security holders for consulting services performed under an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act")

      Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol "JADG". On November 28, 2007, the date of the last trade reported on the OTC Bulletin Board, the closing price of our common stock was $0.30.

      Investing in the Consultant Shares being offered for resale under this prospectus involves a high degree of risk. See "Risk Factors" beginning on page 3.

      Neither the Securities and Exchange Commission ("SEC") nor any state securities commission has approved or disapproved of the Consultant Shares or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

      You should rely only on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with information that is differed. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is not permitted.

      You should not assume that the information contained or incorporated in the registration statement to which this prospect is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the Consultant Shares being registered in that registration statement of which this prospectus forms a part.

                The date of this prospectus is December 12, 2007

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Summary....................................................................  1

Risk Factors...............................................................  3

Cautionary Note Regarding Forward-looking Statements.......................  9

Use of Proceeds............................................................  10

Determination of Offering Price............................................  10

Selling Security Holders...................................................  11

Plan of Distribution.......................................................  12

Disclosure of Commission Position on Indemnification for Securities Act....  15

Named Experts .............................................................  15

Incorporation of Certain Information by Reference .........................  16

Where You Can Find More Information........................................  16


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                                     SUMMARY

This summary highlights certain information concerning our business and this offering and is qualified in its entirety by the more detailed information, financial statements and notes thereto included and incorporated elsewhere in this prospectus. You should read this prospectus carefully and should consider, among other things, the matters set forth in "Risk Factors" before making an investment decision in the shares of common stock covered by this prospectus. Unless indicated otherwise, references in this prospectus to "the Company," "our company," "we," "our" and "us" refer to Jade Art Group Inc.

                                About Our Company

      By merger transaction completed October 2, 2007, our Company acquired Guoxi Holding Limited ("GHL"), a British Virgin Islands' holding company, and the business operations of GHL's wholly-owned Chinese subsidiary, Jiangxi XiDa (formerly called Jiangxi Xi Cheong Lacquer, Inc.).

      Our current business model focuses on the continuation and expansion of the core wood-carving business historically performed by our newly-acquired Chinese subsidiary. Jiangxi XiDa's core operations involve the manufacture of wood products, including both traditional hand-carved and machine-carved pieces such as mantels, panels, furniture, ornamental bands, religious decorations and architectural accents. Jiangxi XiDa is most well-known for its manufacture of small, intricately designed Buddhist Shrines consisting typically of wood construction inlaid with precious metals.

      The above-described merger transaction and the acquired business operations were previously disclosed by us in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the "Commission") on October 3, 2007, which disclosure included the historical financial statements of Jiangxi XiDa for its past two fiscal years ended December 31, 2006 and 2005, the six months ended June 30, 2007, and pro forma financial information giving effect to the merger, as if completed as of January 1, 2007.

      Jade Art Group, Inc. was incorporated in the State of Nevada on September 30, 2005 under the corporate name Vella Productions, Inc. After the merger, we amended our Articles of Incorporation to change, effective October 9, 2007, our name to Jade Art Group Inc.

      Prior to the merger transaction, our business operations were limited to an exclusive distribution and marketing agreement with Spike Tea, Inc. in connection with its development of a proprietary line of tea and caffeine-free hot drinks for distribution to retail and foodservice sectors. Our prior business operations generated no net revenue through our fiscal year ended July 31, 2007.

      Our principal executive offices are located at #35, Baita Zhong Road, Yujiang County, Jiangxi Province, People's Republic of China 335200. Our telephone number is (011) 86-701-5881082.

                               About the Offering

      This prospectus relates to the registration for resale of the Consultant Shares by consultants identified elsewhere in this prospectus under "Selling Security Holders", which Consultant Shares constitute "restricted" securities (as that term is defined in Rule 144 promulgated by the SEC, under the Securities Act) previously received by such selling security holders in consideration for consulting services performed for our Company.

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      The selling security holders may offer the Consultant Shares for resale pursuant to this prospectus in varying amounts and transactions so long as this prospectus is then current under the rules of the SEC and we have not withdrawn the registration statement. The offering for resale of the Consultant Shares may be through the facilities of the OTC Bulletin Board or such other exchange or reporting system where our common stock may be traded. Brokerage commissions may be paid or discounts allowed in connection with such sales; however, it is anticipated that the discounts allowed or commissions paid will be no more than the ordinary brokerage commissions paid on sales effected through brokers or dealers. To our knowledge, as of the date hereof, no one has made any arrangements with a broker or dealer concerning the offer or sale of the Consultant Shares. See "Plan of Distribution."

                                   No Proceeds

      We are not offering or selling any securities under this prospectus and will not receive any proceeds from the resale of the Consultant Shares by the selling security holders. However, we will pay all costs associated with this prospectus.

                                  Risk Factors

      An investment in the Consultant Shares is subject to a number of risks. We have set forth these risk factors below under the heading "Risk Factors" which you should carefully review.

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                                  RISK FACTORS

The Consultant Shares offered by this prospectus are speculative, involve a high degree of risk and should only be purchased by persons who can afford to lose their entire investment. You should therefore carefully review the following risk factors, as well as all of the other information in this prospectus, before investing in the securities offered by this prospectus.

                 Risk Related to the Company and its Operations

Market Competition Risk

      In the wood carving industry, we face different market dynamics and competition from other countries. Our international expansion plans subject us to risks inherent in doing business internationally. Our long-term business strategy relies on the expansion of our international sales outside China by targeting markets, such as Japan. Risks affecting our intended international expansion include challenges caused by distance, language and cultural differences, conflicting and changing laws and regulations, foreign laws, international import and export legislation, trading and investment policies, foreign currency fluctuations, the burdens of complying with a wide variety of laws and regulations, protectionist business practices that favor local businesses in some countries, foreign tax consequences, higher costs associated with doing business internationally, restrictions on the export or import of technology, difficulties in staffing and managing international operations, trade and tariff restrictions, and variations in tariffs, quotas, taxes and other market barriers.

      These risks could harm our international expansion efforts, which could in turn materially and adversely affect our business, operating results and financial condition. We may not be as successful as our competitors in generating revenues in international markets due to the lack of recognition of our products or other factors. Developing product recognition overseas is expensive and time-consuming and our international expansion efforts may be more costly and less profitable than we expect. If we are not successful in our proposed target markets, our anticipated sales could decline, our expected margins could be negatively impacted and we could lose market share, any of which could materially harm our business, results of operations and profitability.

Patents and Proprietary Technology Risk

      We intend to protect our innovations with patents and other applicable intellectual property protection, and to vigorously defend these patents, trademarks and know-how against infringement and unauthorized use. Although we believe that our products and technology do not infringe upon the proprietary rights of others, there can be no assurance that third parties will not assert infringement claims against us in the future. There can also be no assurance that any patent now owned by us will afford protection against competitors that develop similar technology.

Our Expanding Operations Risk

      We may not be able to manage our expanding operations effectively. We anticipate significant continued expansion of this business as we address market opportunities and growth in our user and customer base. To manage the potential growth of our operations and personnel, we will need to improve operational and financial systems, procedures and controls, and expand, train and manage our growing employee base. Furthermore, our management will need to maintain and expand our relationships with other websites, Internet companies and other third parties. We cannot assure you that our current and planned personnel, systems, procedures and controls will be adequate to support our future operations. There


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can be no assurance that new management will be able to properly manage the direction of our Company or that any intended change in our business focus will be successful. If our management fails to properly manage and direct our Company, our Company may be forced to scale back or abandon our existing operations, which could cause the value of our shares to decline.

We will continue to incur significant increased costs as a result of operating as a public company, and management will be required to devote substantial time to new compliance requirements.

      As a public company we incur significant legal, accounting and other expenses under the Sarbanes-Oxley Act of 2002, together with rules implemented by the Securities and Exchange Commission and applicable market regulators. These rules impose various requirements on public companies, including requiring certain corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these new compliance requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

      In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure controls and procedures. In particular, commencing in 2007, we must perform system and process evaluations and testing of our internal controls over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Such testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Compliance with Section 404 may require that we incur substantial accounting expenses and expend significant management efforts. If we are not able to comply with the requirements of
Section 404 in a timely manner, or if our accountants later identify deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our common stock could decline and we could be subject to sanctions or investigations by the Commission or other applicable regulatory authorities.

                    Risks Related to Doing Business in China

Adverse changes in economic and political policies of government of the People's Republic of China could have a material adverse effect on the overall economic growth of China, which could adversely affect our business.

      Because our operations are all located outside of the United States and are subject to Chinese laws, any change of Chinese laws may adversely affect our business and results of operations.

      All of our existing operations are outside the United States and are located in China, which exposes us to risks, such as exchange controls and currency restrictions, currency fluctuations and devaluations, changes in local economic conditions, changes in Chinese laws and regulations, exposure to possible expropriation or other Chinese government actions, and unsettled political conditions. These factors may have a material adverse effect on our business, results of operations and financial condition.

      China's economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the People's Republic of China economy has experienced


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significant growth in the past 20 years, growth has been uneven across different regions and among various economic sectors of China. The government of the People's Republic of China has implemented various measures to encourage economic development and guide the allocation of resources. Some of these measures benefit the overall People's Republic of China economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. Since early 2004, the People's Republic of China government has implemented certain measures to control the pace of economic growth. Such measures may cause a decrease in the level of economic activity in China, which in turn could adversely affect our results of operations and financial condition.

We face risks associated with currency exchange rate fluctuation, any adverse fluctuation may adversely affect our anticipated operating margins.

      Although we are incorporated in the United States, the majority of our current revenues are in Chinese currency. Conducting business in currencies other than US dollars subjects us to fluctuations in currency exchange rates that could have a negative impact on our reported operating results. Fluctuations in the value of the US dollar relative to other currencies impact our revenue, cost of revenues and operating margins and results in foreign currency translation gains and losses. Historically, we have not engaged in exchange rate hedging activities. Although we may implement hedging strategies to mitigate this risk, these strategies may not eliminate our exposure to foreign exchange rate fluctuations and involve costs and risks of our own, such as ongoing management time and expertise, external costs to implement the strategy and potential accounting implications.

The Chinese legal and judicial system may negatively impact foreign investors.

      In 1982, the National Peoples Congress amended the Constitution of China to authorize foreign investment and guarantee the "lawful rights and interests" of foreign investors in China. However, China's system of laws is not yet comprehensive. The legal and judicial systems in China are still rudimentary, and enforcement of existing laws is inconsistent. Many judges in China lack the depth of legal training and experience that would be expected of a judge in a more developed country. Because the Chinese judiciary is relatively inexperienced in enforcing the laws that do exist, anticipation of judicial decision-making is more uncertain than would be expected in a more developed country. It may be impossible to obtain swift and equitable enforcement of laws that do exist, or to obtain enforcement of the judgment of one court by a court of another jurisdiction. China's legal system is based on written statutes; a decision by one judge does not set a legal precedent that is required to be followed by judges in other cases. In addition, the interpretation of Chinese laws may be varied to reflect domestic political changes.

      The promulgation of new laws, changes to existing laws and the pre-emption of local regulations by national laws may adversely affect foreign investors. However, the trend of legislation over the last 20 years has significantly enhanced the protection of foreign investment and allowed for more control by foreign parties of their investments in Chinese enterprises. There can be no assurance that a change in leadership, social or political disruption, or unforeseen circumstances affecting China's political, economic or social life, will not affect the Chinese government's ability to continue to support and pursue these reforms. Such a shift could have a material adverse effect on the Company's business and prospects.

      The practical effect of the Peoples Republic of China legal system on our business operations in China can be viewed from two separate but intertwined considerations. First, as a matter of substantive law, the Foreign Invested Enterprise laws provide significant protection from government interference. In addition, these laws guarantee the full enjoyment of the benefits of corporate articles and contracts to Foreign Invested Enterprise participants. These laws,


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however, do impose standards concerning corporate formation and governance, which are not qualitatively different from the general corporation laws of the several states. Similarly, the Peoples Republic of China accounting laws mandate accounting practices, which are not consistent with U.S. Generally Accepted Accounting Principles. China's accounting laws require that an annual "statutory audit" be performed in accordance with Peoples Republic of China accounting standards and that the books of account of Foreign Invested Enterprises are maintained in accordance with Chinese accounting laws. Article 14 of the Peoples Republic of China Wholly Foreign-Owned Enterprise Law requires a Wholly Foreign-Owned Enterprise to submit certain periodic fiscal reports and statements to designate financial and tax authorities, at the risk of business license revocation. Second, while the enforcement of substantive rights may appear less clear than United States procedures, the Foreign Invested Enterprises and Wholly Foreign-Owned Enterprises are Chinese registered companies, which enjoy the same status as other Chinese registered companies in business-to-business dispute resolution. Generally, the Articles of Association provide that all business disputes pertaining to Foreign Invested Enterprises are to be resolved by the Arbitration Institute of the Stockholm Chamber of Commerce in Stockholm, Sweden, applying Chinese substantive law. Any award rendered by this arbitration tribunal is, by the express terms of the respective Articles of Association, enforceable in accordance with the "United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards
(1958)." Therefore, as a practical matter, although no assurances can be given, the Chinese legal infrastructure, while different in operation from its United States counterpart, should not present any significant impediment to the operation of Foreign Invested Enterprises.

Economic Reform Issues

      Although the Chinese government owns the majority of productive assets in China, during the past several years the government has implemented economic reform measures that emphasize decentralization and encourage private economic activity. Because these economic reform measures may be inconsistent or ineffectual, there are no assurances that:

      o     Our Company will be able to capitalize on economic reforms;

      o The Chinese government will continue its pursuit of economic reform policies;

      o     The economic policies, even if pursued, will be successful;

      o Economic policies will not be significantly altered from time to time; and

      o Business operations in China will not become subject to the risk of nationalization.

      Since 1979, the Chinese government has reformed its economic systems. Because many reforms are unprecedented or experimental, they are expected to be refined and improved. Other political, economic and social factors, such as political changes, changes in the rates of economic growth, unemployment or inflation, or in the disparities in per capita wealth between regions within China, could lead to further readjustment of the reform measures. This refining and readjustment process may negatively affect our operations.

      Over the last few years, China's economy has registered a high growth rate. Recently, there have been indications that rates of inflation have increased. In response, the Chinese government recently has taken measures to curb this excessively expansive economy. These measures have included devaluations of the Chinese currency, the Renminbi (RMB), restrictions on the availability of domestic credit, reducing the purchasing capability of certain


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of its customers, and limited re-centralization of the approval process for purchases of some foreign products. These austerity measures alone may not succeed in slowing down the economy's excessive expansion or control inflation, and may result in severe dislocations in the Chinese economy. The Chinese government may adopt additional measures to further combat inflation, including the establishment of freezes or restraints on certain projects or markets.

      To date, reforms to China's economic system have not adversely impacted our operations and are not expected to adversely impact operations in the foreseeable future; however, there can be no assurance that the reforms to China's economic system will continue or that we will not be adversely affected by changes in China's political, economic, and social conditions and by changes in policies of the Chinese government, such as changes in laws and regulations, measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and remittance abroad, and reduction in tariff protection and other import restrictions

                        Risks Related to the Common Stock

There is a limited public market for the common stock.

      There is currently a limited public market for our common stock. Holders of our common stock may, therefore, have difficulty selling their common stock, should they decide to do so. In addition, there can be no assurances that such markets will continue or that any shares of common stock, which may be purchased, may be sold without incurring a loss. Any such market price of the common stock may not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value, and may not be indicative of the market price for the common stock in the future. Further, our market price for the common stock may be volatile depending on a number of factors, including business performance, industry dynamics, and news announcements or changes in general economic conditions.

The common stock may be deemed penny stock with a limited trading market.

      Our common stock is currently listed for trading in the Over-The-Counter Market on the NASD Electronic Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau, Inc., which are generally considered to be less efficient markets than markets such as NASDAQ or other national exchanges, and which may cause difficulty in conducting trades and difficulty in obtaining future financing. Further, our securities are subject to the "penny stock rules" adopted pursuant to Section 15 (g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The penny stock rules apply to non-NASDAQ companies whose common stock trades at less than $5.00 per share or which have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade "penny stock" because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the "penny stock rules" investors will find it more difficult to dispose of our securities.

      Further, for companies whose securities are traded in the Over-The-Counter Market, it is more difficult: (i) to obtain accurate quotations; (ii) to obtain


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coverage for significant news events because major wire services, such as the
Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

We have not and do not anticipate paying any dividends on our common stock; because of this our securities could face devaluation in the market.

      We have paid no dividends on our common stock to date and it is not anticipated that any dividends will be paid to holders of our common stock in the foreseeable future. While our dividend policy will be based on the operating results and capital needs of the business, it is anticipated that any earnings will be retained to finance our future expansion and for the implementation of our business plan. Lack of a dividend can further affect the market value of our common stock, and could significantly affect the value of any investment in us.

We may issue additional shares of capital stock that could adversely affect holders of shares of our common stock or options or other of common stock.

      Our board of directors is authorized to issue additional classes or series of shares of our capital stock without any action on the part of our stockholders. Our board of directors also has the power, without stockholder approval and subject to such restrictive covenants, to set the terms of any such classes or series of shares of our capital stock that may be issued, including voting rights, dividend rights, conversion features, preferences over shares of our existing class of common stock with respect to dividends or if we liquidate, dissolve or wind up our business and other terms. If we issue shares of our capital stock in the future that have preference over shares of our existing class of common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue shares of capital stock with voting rights that dilute the voting power of shares of our existing class of common stock, the rights of holders of shares of our common stock or the trading price of shares of our common stock.

Holders of our common stock may experience dilution of their ownership interests due to (1) our registration for resale of the Consultant Shares and (2) any future issuance of additional shares of our common stock.

      We are currently registering for resale up to 5,000,000 shares of our common stock issued under consulting agreements. In addition, we may also in the future issue additional shares of our authorized and unissued common stock in connection with the hiring of personnel, future acquisitions, future private placements of our securities for capital raising purposes, or for other business purposes, all of which will result in the dilution of the ownership interests of holders of our common stock. Issuance of additional shares of common stock may also create downward pressure on the trading price of our existing common stock that may in turn require us to issue additional shares to raise funds through sales of our securities. This will further dilute the holders of our common stock.


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              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Our disclosure and analysis in this prospectus contain some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, including, in particular, future sales, product demand, competition and the effect of economic conditions include forward-looking statements within the meaning of section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, referred to herein as the Exchange Act.

      Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures, distribution channels, profitability, new products, adequacy of funds from operations, these statements and other projections and statements contained herein expressing general optimism about future operating results and non-historical information, are subject to several risks and uncertainties, and therefore, we can give no assurance that these statements will be achieved.

      Investors are cautioned that our forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

      As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. Such factors and many other factors beyond the control of our management could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements.

      These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our Form 10-KSB, Form 10-QSB and Form 8-K reports to the SEC. Also note that we provide a cautionary discussion of risk and uncertainties under the caption "Risk Factors" in this prospectus. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed here could also adversely affect

      We include this notice for the express purpose of permitting us to obtain the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.


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                                 USE OF PROCEEDS

      All sales of the Consultant Shares will be by or for the account of the selling security holders listed in this prospectus and we will not receive any proceeds from the sale by any selling security holder of the Consultant Shares.

                         DETERMINATION OF OFFERING PRICE

      The Consultant Shares, consisting of a total of up to 5,000,000 shares of our common stock, held for resale by the selling security holders.

      The selling security holders may sell the Consultant Shares at the market price as of the date of sale or a price negotiated in a private sale. Our common stock is currently traded on the OTC Bulletin Board under the symbol "JADG". Prior to December 5, 2007, our common stock traded on the OTC Bulletin Board under the symbol "VLLA." On November 28, 2007, the date of the last trade reported by the OTC Bulletin Board, the closing price for our common stock was $0.30.

      We have agreed to pay certain expenses in connection with the registration of the Consultant Shares offered by the selling security holders for resale pursuant to this prospectus.

                            SELLING SECURITY HOLDERS

      The following table sets forth certain information, as of December 6, 2007 unless otherwise noted, regarding the selling security holders. All information in the following table and related footnotes has been supplied to us by the selling security holders, and we have relied on their representations.

      The Consultant Shares being offered for resale under this prospectus represent shares of our common stock previously issued by us, as follows:

      o 1,000,000 shares of common stock previously issued by us to Jin-Jun Xiong in consideration for services performed by him under his Consultant Agreement, as amended December 6, 2007; and

      o 1,250,000 shares of common stock previously issued by us to Yun Ding in consideration for services performed by him under his Consultant Agreement, , as amended December 6, 2007; and

      o 1,350,000 shares of common stock previously issued by us to Jiao-Mei Wu in consideration for services performed by him under his Consultant Agreement, as amended December 6, 2007; and

      o 1,400,000 shares of common stock previously issued by us to Shuang-Hua Xu in consideration for services performed by him under his Consultant Agreement, as amended December 6, 2007.

                                            Common Shares beneficially                                     Common Shares
                                                       owned                                             beneficially owned
                                               prior to this offering                                  after this offering (2)
                                          -------------------------------                          ------------------------------
                                                                                Common Shares                         Percent of
                                                         Percent of total          offered                           total Common
                                                           Common Shares          under this                            Shares
Name of Beneficial Owner                  Number (1)        outstanding           prospectus       Number (1)         outstanding
---------------------------------------------------------------------------------------------------------------------------------
Jin-Jun Xiong                                 0                  *                1,000,000            0                   *

Yun Ding                                      0                  *                1,250,000            0                   *

Jiao-Mei Wu                                   0                  *                1,350,000            0                   *

Shuang-Hua Xu                                 0                  *                1,400,000            0                   *
                                                                                  ---------
Total Consultant Shares Registered:                                               5,000,000
                                                                                  ---------

----------
* indicates less than one percent (1%)

(1) Under the rules promulgated by the SEC, a person is deemed to be the beneficial owner of a security if such person has the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the date hereof. Unless otherwise indicated by footnote, the selling security holder has sole voting and investment power with respect to the shares of common stock beneficially owned by such selling security holder. At December 6, 2007, 74,980,000 shares of our common stock were issued and outstanding.

(2) Assumes that all of the Consultant Shares that are being offered hereby are sold and that no other shares of common stock held by the selling security holders are sold during the offering period.

                              PLAN OF DISTRIBUTION

      We are registering for resale a total of 5,000,000 shares of our common stock previously issued in consideration for consulting services performed by the selling security holders.

      All fees, costs, expenses and fees in connection with the registration of the Consultant Shares offered for resale under this prospectus will be borne by us. Brokerage commissions, if any, attributable to the sale of the Consultant Shares will be borne by the selling security holders.

      Because the selling security holders received the Consultant Shares directly from us, the Consultant Shares constitute "restricted" securities as defined for purposes of General Instruction C to this Form S-8 Registration Statement and promulgated by the SEC. As such, the Consultant Shares may be subject to resale and reoffer limitations imposed by Rule 144(e) under the Securities Act, including those applicable volume limitations on the amount of the respective Consultant Shares - equal to the greater of 1% of common stock outstanding as of the most recent company report or the average weekly volume of trading of common stock reported through the automated quotation system of the OTC Bulletin Board - which can be resold or reoffered during any 90 day period. At December 6, 2007, 1% of the outstanding common stock amounted to roughly 750,000 shares.

      The selling security holders may sell the Consultant Shares directly or through brokers, dealers or underwriters who may act solely as agents or may acquire the Consultant Shares as principals. The selling security holders may distribute the Consultant Shares in one or more of the following methods:

      o ordinary brokers transactions, which may include long or short sales;

      o transactions involving cross or block trades or otherwise on the open market;

      o purchases by brokers, dealers or underwriters as principal and resale by these purchasers for their own accounts under this prospectus;

      o to the extent applicable, "at the market" to or through market makers or into an existing market;

      o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales made through agents;

      o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); or

      o any combination of the above, or by any other legally available means.

      Selling security holders will not be restricted as to the price or prices at which the selling security holders may sell the Consultant Shares covered by this prospectus and any sales may be made at market prices prevailing at the time of the sale, at negotiated prices, at fixed prices, or at varying prices determined at the time of the sale. Sales of the Consultant Shares covered by this prospectus by the selling security holders may depress the market price of our common stock since the number of shares which may be sold by the selling security holders is large compared to the historical average weekly trading volume of our common stock, which has been quite low. Accordingly, if the selling security holders were to sell, or attempt to sell, all of such securities at once or during a short time period, we believe such a transaction would dramatically adversely affect the market price of our common stock.

      From time to time a selling security holder may pledge his or her shares of common stock covered hereby under margin provisions of customer agreements with its brokers or under loans with third parties. Upon a default by the selling security holder, the broker or such third party may offer and sell any pledged securities from time to time.

      In effecting sales, brokers and dealers engaged by a selling security holder may arrange for other brokers or dealers to participate in the sales as agents or principals. Brokers or dealers may receive commissions or discounts from the selling security holder or, if the broker-dealer acts as agent for the purchaser of the Consultant Shares, from the purchaser in amounts to be negotiated, which compensation as to a particular broker dealer might be in excess of customary commissions customary in the types of transactions involved. Broker-dealers may agree with the selling security holders to sell a specified number of Consultant Shares at a stipulated price, and to the extent the broker-dealer is unable to do so acting as agent for the selling security holders, to purchase as principal any unsold securities at the price required to fulfill the broker-dealer commitment to the selling security holder. Broker-dealers who acquire securities as principal may then resell those securities from time to time in transactions: in the over-the counter market or otherwise; at prices and on terms prevailing at the time of sale; at prices related to the then-current market price; or in negotiated transactions.

      Resales may involve block transactions or sales to and through other broker-dealers, including any of the transactions described above. In connection with these sales, these broker-dealers may pay to or receive from the purchasers of the Consultant Shares commissions as described above.

      The selling security holders may also sell the Consultant Shares covered by this prospectus, which qualify for sale pursuant to Rule 144 of the Securities Act, in open market transactions under Rule 144 under the Securities Act, rather than under this prospectus. In addition, a selling security holder may transfer, devise or gift the Consultant Shares by other means not described in this prospectus.

      The selling security holders and any broker-dealers or agents that participate with the selling security holders in sales of the Consultant Shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In this event, any profits on the sale of the notes and the underlying common stock by selling security holders and any discounts, commissions or concessions received by any broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Selling security holders who are deemed to be "underwriters" within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. To the extent the selling security holders may be deemed to be "underwriters," they may be subject to statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act. We know of no existing arrangements between stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the Registered Securities being offered under this prospectus.

      NASD Notice to Members 88-101 states that in the event a selling shareholder intends to sell any of the shares registered for resale in this prospectus through a member of the National Association of Securities Dealers
(NASD) participating in a distribution of our securities, such member is responsible for insuring that a timely filing is first made with the Corporate Finance Department of the NASD and disclosing to the NASD the following:

      o it intends to take possession of the registered securities or to facilitate the transfer of such certificates;

      o the complete details of how the selling shareholders shares are and will be held, including location of the particular accounts;

      o whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the selling shareholders, including details regarding any such transactions; and

      o in the event any of the securities offered by the selling shareholders are sold, transferred, assigned or hypothecated by any selling shareholder in a transaction that directly or indirectly involves a member firm of the NASD or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of the NASD for review.

      The selling security holders are subject to applicable provisions of the Securities Exchange Act of 1934 (the "Exchange Act") and the SEC's rules and regulations, including Regulation M, which provisions may limit the timing of purchases and sales of the Consultant Shares by the selling security holders.

      We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

      In order to comply with certain states' securities laws, if applicable, the Consultant Shares may be sold in those jurisdictions only through registered or licensed brokers or dealers. In certain states the securities may not be sold unless they have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained. There can be no assurance that any selling security holder will sell any or all of the Consultant Shares.

      The selling security holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Consultant Shares against certain liabilities, including liabilities arising under the Securities Act. We and the selling security holders have each agreed to indemnify the other against certain liabilities, including liabilities under the Securities Act or the Exchange Act arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement of which this prospectus is a part, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                      DISCLOSURE OF COMMISSION POSITION ON
                       INDEMNIFICATION FOR SECURITIES ACT

      Our Articles of Incorporation and by-laws provide that we will indemnify to the fullest extent permitted by the Nevada General Corporation Law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer, employee or agent of our Company or serves or served at our request as a director, officer or employee of another corporation or entity.

      We may enter into agreements to indemnify our directors and officers, in addition to the indemnification provided for in our articles of incorporation and by-laws. These agreements, among other things, would indemnify our directors and officers for certain expenses (including advancing expenses for attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by us or in our right, arising out of such person's services as a director or officer of our Company, any subsidiary of ours or any other company or enterprise to which the person provides services at our request.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                  NAMED EXPERTS

      Our consolidated financial statements as at July 30, 2007 and for each of the years ended July 30, 2007 and 2006 have been incorporated by reference herein in reliance on the report of Moore & Associates Chartered, independent registered public accounting firm, dated October 24, 2007 also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

      Certain matters related to the validity of the issuance of the shares of our common stock that are being registered in the registration statement to which this prospectus forms a part will be passed upon for us by Eaton & Van Winkle LLP, New York, New York.

                 INCORPORATION OF OTHER INFORMATION BY REFERENCE

      The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to other documents we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below:

            (a) Our Annual Report for the year ended July 31, 2007 on Form 10-KSB, filed on November 13, 2007;
            (b)   Our Current Report on Form 8-K, filed November 15, 2007; and
            (c) the description of our common stock contained in our Registration Statement on Form SB-2 filed with the SEC on September 6, 2006, including any amendment or report filed for the purpose of updating such description.

      All documents which we file with the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this prospectus and before the expiration or termination of this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents. Certain statements in this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

                       WHERE YOU CAN FIND MORE INFORMATION

      This prospectus is a part of a registration statement on Form S-8, which we filed with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules thereto. As such we make reference in this prospectus to the registration statement and to the exhibits and schedules thereto. For further information about us and about our securities, you should consult the registration statement and the exhibits thereto. You should be aware that statements contained in this prospectus concerning the provisions of any documents filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

      We file annual, quarterly and current reports and other information with the SEC (Commission File No. 333-137134) pursuant to Section 15(d) of the Exchange Act. These filings contain important information which does not appear in this prospectus. For further information about us, you may read and copy these filings at the SEC's public reference room at 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330, and may obtain copies of our filings from the public reference room by calling (202) 942-8090. The SEC maintains a web site (www.sec.gov) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the SEC such as us.

      We shall provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your requests to Jade Art Group Inc., #35, Baita Zhong Road, Yujiang County, Jiangxi Province, People's Republic of China 335200 (Attn: Hua-Cai Song, Chief Executive Officer), telephone number
(011) 86-701-5881082.

                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      Disclosed in prospectus under "Incorporation of Other Information by Reference"

Item 4. Description of Securities.

      Disclosed in prospectus under "Incorporation of Other Information by Reference"

Item 5. Interests of Named Experts and Counsel.

      Disclosed in prospectus under "Named Experts"

Item 6. Indemnification of Directors and Officers.

      Chapter 78 of the Nevada Revised Statutes provides that we may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit brought by or on behalf of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity against expenses (including amounts paid in settlement and attorneys' fees) actually or reasonably incurred by him in connection with the defense or settlement of such action or suit if he is not liable under Chapter 78 of the Nevada Revised Statutes or if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. We may not indemnify a person if the person has been adjudged by a court of competent jurisdiction to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought or another court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity. With respect to a criminal action or proceeding, the indemnified party must have had no reasonable cause to believe his conduct was unlawful.

      Chapter 78 of the Nevada Revised Statutes also require us to indemnify present and former directors or officers against expenses if he has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

      The issuance of the Consultant Shares to the consultants, identified as selling security holders in the prospectus, was exempt from the registration requirements of the Securities Act under Section 4(2) of the Securities Act.

Item 8. Exhibits.

      The following are filed as exhibits to this registration statement:

   Exhibits       Description
   --------       -----------

    3.1.1 Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1.1 to Registrant's company report on Form 8-K, filed November 7, 2007)

      3.2 Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to Registrant's registration statement on Form SB-2, filed September 6, 2006)

      5.1         Opinion of Eaton & Van Winkle LLP

     10.1 Amendment to Consulting Agreement, dated as of December 6, 2007, between Registrant and Jin-Jun Xiong

     10.2 Amendment to Consulting Agreement, dated as of December 6, 2007, between Registrant and Yun Ding

     10.3 Amendment to Consulting Agreement, dated as of December 6, 2007, between Registrant and Jiao-Mei Wu

     10.4 Amendment to Consulting Agreement, dated as of December 6, 2007, between Registrant and Shuang-Hua Xu

     23.1         Consent of Moore & Associates Chartered

     24.1         Power of Attorney (included at page II-5).

Item 9.  Undertakings.

The undersigned registrant hereby undertakes:

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      2. That, for the purpose of determining any liability under the Securities Act (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      4. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1993, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Yujiang County of Jiangxi Province, People's Republic of China, on December 12, 2007.

                                   JADE ART GROUP INC.


                                   By: /s/ Hua-Cai Song
                                       -----------------------------------------
                                       Name:  Hua-Cai Song
                                       Title: Chief Executive Officer (principal
                                              executive officer)

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints Hua-Cai Song his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, as applicable, in any and all capacities to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      In accordance with the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the listed capacities as of the dates set forth below.

     Signature                         Title                                        Date
     ---------                         -----                                        ----


     /s/ Hua-Cai Song                  Chief Executive Officer (principal           December 12, 2007
     ----------------------------      executive officer) and Director
             Hua-Cai Song


     /s/ Chen-Qing Luo                 Chief Financial Officer and Secretary        December 12, 2007
     ----------------------------      (principal financial officer and
            Chen-Qing Luo               accounting officer)

                                  EXHIBIT INDEX

Exhibits    Description
--------    -----------

   5.1      Opinion of Eaton & Van Winkle LLP

  10.1 Amendment to Consulting Agreement, dated as of December 6, 2007, between Registrant and Jin-Jun Xiong

  10.2 Amendment to Consulting Agreement, dated as of December 6, 2007, between Registrant and Yun Ding

  10.3 Amendment to Consulting Agreement, dated as of December 6, 2007, between Registrant and Jiao-Mei Wu

  10.4 Amendment to Consulting Agreement, dated as of December 6, 2007, between Registrant and Shuang-Hua Xu

  23.1      Consent of Moore & Associates Chartered